Exhibit 5.1

Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, CA 94105-2669 +1-415-773-5700 orrick.com

November 7, 2022

BioAtla, Inc.

11085 Torreyana Road

San Diego, CA 92121

Re:	9,745,128 Shares of Common Stock of BioAtla, Inc.

Ladies and Gentlemen:

We have acted as counsel for BioAtla, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of 9,745,128 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), pursuant to the Registration Statement on Form S-3 (File No. 333-262528), filed by the Company on February 4, 2022 with the Securities and Exchange Commission (the “Commission”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”), as amended by that certain Post-Effective Amendment No. 1, Post-Effective Amendment No. 2 and Post-Effective Amendment No. 3, filed on February 28, 2022, March 1, 2022, and May 17, 2022, respectively (collectively, the “Registration Statement”); evidence satisfactory to us that the Registration Statement, became effective on May 18, 2022; the Prospectus, dated May 18, 2022, which forms a part of and is included in the Registration Statement (the “Base Prospectus”); and the Prospectus Supplement, dated November 4, 2022 (in the form filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act, the “Prospectus Supplement”). Except where the context otherwise requires, “Prospectus” means the Base Prospectus, as supplemented by the Prospectus Supplement. The Shares are to be sold by the Company in the manner described in the Registration Statement and the Prospectus. The Company is filing this opinion letter with the Commission on a Current Report on Form 8-K (the “Current Report”).

In connection with rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) the Amended and Restated Bylaws of the Company, (iii) certain resolutions of the Board of Directors of the Company and its Pricing Committee relating to the issuance, sale and registration of the Shares, (iv) the Registration Statement, (v) the Prospectus, and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of

November 7, 2022

public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdictions.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement and to the filing of this opinion letter as an exhibit to the Current Report and its incorporation by reference into the Registration Statement. In giving such consent, we do not hereby admit that we are

November 7, 2022

included in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP